Exhibit 99.1

                              BEIJING SAGE LAW FIRM

                                     Add: Room 615 Shang Fang Building, No27 Bei
100029                                 San Husa Zhowg La Beijing, China, 100029
010-62073679   6205522-3018            Tel: 010-62073679    62005522-3018
010-6207389R                           Fax: 010-62073898

To: Stikeman, Elliott                  Fax: 00852-28459076
                                       Date: _____________

Attn: _________________

Date: _____________,2000
Cathay Online Inc.
c/o 302-543 Granville Street
Vancouver, B.C.
V6C 1X8 Canada

And

Stikeman, Elliott
Solicitors
1103 China Building
29 Queen's Road Central
Hong Kong


Dear Sirs,

Re: Cooperation project with Sichuan Cathay Online Telecom Co. Ltd (SI CHUAN GUO XUN XIN XI CHAN YE YOU XIAN GONG SI) ("Telecom Co.") a licensed Internet Service Provider In Sichuan Province (the "Project")

We act as your special legal counsel on the laws of the People a Republic of China ("PRC") in relation to the above Project. This legal opinion is provided at your request. The following sets out our opinions as well as the premises, assumptions and documents on which such opinions are based.

A.   Documents Reviewed:

In the process of formulation our opinions, we have reviewed the following documents (collectively the "Documents"):

1.   The Articles of Association of Sichuan Cathay Online  Technologies Co, Ltd.
     (the


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           "WOFE");

2.   The approval letter and approval  certificate for the  establishment of the
     WOFE:

3.   The Business License of the WOFE: dated August 10, 1999;

4.   The Articles of  Association  and current  Business  Licence of the Telecom
     Co.:

5. A PRC Computer Information Network International Networking Business Operation License (the "Licence" ) issued by Sichuan Telecommunication Administration Bureau in the name of the Telecom Co; and

6. Arrangement and consultancy service agreement dated September 9, 1999 (the "Project Agreement") between the WOFE and the Telecom Co.

In our examination of the documents listed above, we have assumed:

1.   That all signatures, seals and chops on the Documents are genuine; and

2. That the faxed copies of the Documents received y us are true copies and conform to the originals.

This legal opinion is based on the Documents as at the date hereof and we have assumed for the purposes hereof that the Documents have not been amended, modified, recanted or revoked as of the date hereof and that as the date hereof, no circumstances exist and no governmental, judicial or other action has occurred which would affect the validity, enforceability and accuracy of the Documents.

B.   Our Opinions

Based on the foregoing, we are of the opinion that under the PRC law us of the date hereof:

1. The WOFE is a wholly owned foreign enterprise, with Cathay Online Inc. {of the United States of America} as its sole investor, duly established, validly exists and is in good standing in all its filings under the laws of the PRC

2. Based on its Articles of Association and Business Licence, the WOFE is duly licensed to legally carry on the business specified in its Business Licence, including development., production and sale of electronic information, telecommunication system and network products, international computer networking: information system and project construction: and services related thereto.

3. Based on the Licence, the Telecom Co. is legally authorized to carry on the business of operation computer information network international networking (the "Business") from September 8, 1999 to March 23, 2003 in the cities specified in the licence.


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4.   Based on its Articles of Association,  Business Licence and the laws of the
     PRC the WOFE laws the request corporate power and capacity to enter into the Project Agreement.

5. Based on its Articles of Association, Business License and the laws of the PRC, the Telecom Co. has the requisite corporate power and capacity to enter into the Project Agreement.

6. The Project Agreement is legally binding on and enforceable against the WOFE and the Telecom Co. in accordance with its terms and conditions under the laws of the PRC.

7. The entering into the Project Agreement by the WOFE as well as the exercise of its rights and the performance of its obligations thereunder do not exceed the business scope of the WOFE, stipulated in its business licence. In particular, by entering into the Project Agreement as well as the exercise of its rights and the performance of its obligations thereunder, the WOFE will not be construed to be carrying on the business of operation and managing telecommunication services in the PRC.

8. The entering into the Project Agreement by the WOFE and the Telecom Co. and the performance of their respective obligations thereunder do not violate any laws and regulations of the PRC.

This opinion is provided to the above addresses who have our express permission to submit the same to relevant parties in relation to the financing of the Project.

Yours truly,
Beijing Sage Law Firm



/s/ZHANG WEI
LLM Beijing University
LLB Xiamen University